UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Rights Offering

On December 17, 2013, EXCO Resources, Inc. (the “Company”) filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (“SEC”) and commenced its previously announced rights offering (the “Rights Offering”). Under the terms of the Rights Offering, the Company will grant to holders of common stock as of 5:00 p.m., New York City time, on the record date of December 19, 2013 (the “Record Date”), at no charge, one transferable subscription right to purchase 0.25 of a share of our common stock for each share of common stock owned by such holders on the Record Date. Each subscription right will entitle the holder to a basic subscription right and an over-subscription privilege. The basic subscription right entitles the holder to purchase 0.25 of a share of the Company’s common stock at a subscription price equal to $5.00 per share of common stock. The over-subscription privilege entitles the holders who exercised their basic subscription rights in full (including in respect of subscription rights purchased from others) to purchase any or all shares of common stock that other rights holders do not purchase through the purchase of their basic subscription rights at a subscription price equal to $5.00 per share of common stock. Fractional shares of our common stock resulting from any holder’s exercise of the basic subscription right or the over-subscription privilege will be eliminated by rounding down to the nearest whole share. The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on January 9, 2014 (unless extended by the Board of Directors of the Company).

The Investment Agreements

The Company has entered into two investment agreements (individually, the “Investment Agreement,” or, collectively, the “Investment Agreements”) in connection with the Rights Offering, each dated as of December 17, 2013, one with certain affiliates of WL Ross & Co. LLC (“WL Ross”) and one with Hamblin Watsa Investment Counsel Ltd. (“Hamblin Watsa”) (collectively, the “Investors”) pursuant to which, subject to the terms and conditions thereof, each of them has severally agreed to subscribe for and purchase, in a private placement, its respective pro rata portion of shares under the basic subscription right and all shares of common stock that rights holders do not elect to purchase in the Rights Offering pursuant to the basic subscription right (the “Unsubscribed Shares”) under the over-subscription privilege, subject to availability and the pro rata allocation among rights holders who have elected to exercise their over-subscription privilege; provided, that each of the Investors shall not be obligated to purchase an aggregate number of shares that would exceed the lesser of (i) 100% of the Unsubscribed Shares, or (ii) an amount of Unsubscribed Shares, which when taken together with the number of shares issued pursuant to the Investor’s basic subscription right, equals 50% of the total shares offered in the Rights Offering. In addition, for clarity, when calculating the number of shares of the Company’s common stock owned by each Investor as of 5:00 p.m., New York City time, on the Record Date for purposes of the over-subscription privilege pro rata allocation, the shares of the Company’s common stock owned as of 5:00 p.m., New York City time, on the Record Date by any fund or other entity that is directly or indirectly controlled by the same manager or other person as such Investor will be included. The obligations of WL Ross and Hamblin Watsa are several and not joint.

The purchase of any shares by the Investors pursuant to the Investment Agreements will be (i) effected in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, will not be registered under the Securities Act, and (ii) subject to the satisfaction of the closing conditions described below.

Conditions to Investor’s Obligations under the Investment Agreements. The closing of the transactions contemplated by each Investment Agreement is subject to satisfaction or (to the extent permitted) waiver of the following conditions: (i) the effectiveness of the registration statement for the Rights Offering; (ii) the Rights Offering having been conducted by the Company in accordance with the Investment Agreements in all material respects; (iii) the absence of any legal impediment to the implementation of the Rights Offering, the issuance and sale of shares under the Investment Agreement or the consummation of the transactions contemplated by the Investment Agreements; (iv) the accuracy of the Company’s representations and warranties; (v) the Company’s performance and compliance in all material respects with covenants and agreements, in each case as required to be performed or complied with on or prior to closing; (vi) the approval of shares issued in the Rights Offering for listing on the New York Stock Exchange (the “NYSE”); (vii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”); (viii) the absence of certain breaches or defaults under the other Investment Agreement that are the basis for a party to terminate or refuse to close the transactions contemplated under the other Investment Agreement; (ix) the absence of any Material Adverse Effect (as defined in the applicable Investment Agreement) since November 22, 2013; (x) the Company has not, and is not reasonably expected to, recognize any impairments to its assets which in the aggregate equal or exceed $150 million (excluding the $10,707,000 impairment previously taken by the Company for the quarter ended March 31, 2013); and (xi) other customary conditions.

Conditions to the Company’s Obligations under the Investment Agreements. The closing of the transactions contemplated by each Investment Agreement is subject to the satisfaction or (to the extent permitted) waiver of the following conditions: (i) the effectiveness of the registration statement relating to the Rights Offering; (ii) the absence of any legal impediment to the implementation of the Rights Offering, the issuance and sale of shares under the Investment Agreements or the consummation of the transactions contemplated by the Investment Agreements; (iii) the accuracy of the Investor’s representations and warranties; (iv) the Investor’s performance and compliance in all material respects with all covenants and agreements, in each case as required to be performed or complied with on or prior to closing; (v) the approval of the shares issued in the Rights Offering for listing on the NYSE; and (vi) the expiration or termination of any waiting period under the HSR Act.

HSR Compliance. The Company and Fairfax Financial Holdings Limited (“Fairfax”) each expect to file a notification form under the HSR Act on or about December 17, 2013 in connection with Hamblin Watsa’s commitment to purchase shares of the Company’s common stock. Hamblin Watsa may not complete the purchase of shares of the Company’s common stock before the expiration or early termination of the waiting period to the extent that such purchases would result in Fairfax holding shares of the Company’s common stock with a value in excess of the size of the transaction threshold under the HSR Act, which is currently $70.9 million.

Termination. Each Investment Agreement may be terminated at any time prior to the closing of the transactions contemplated by the applicable Investment Agreement as follows:

•	by mutual written consent of the Company and the Investor;

•	by the Investor if there shall have occurred any Material Adverse Effect (as defined in the Investment Agreement) since November 22, 2013;

•	by the Investor if (i) the registration statement of which this prospectus forms a part is not filed with the SEC prior to the close of business on the date of the Investment Agreement, (ii) the Rights Offering shall not have been consummated by March 31, 2014 or (iii) the issuance and sale of the shares pursuant to the Investor’s basic subscription right and, if applicable, the Investor’s over-subscription privilege, shall not have been consummated (x) prior to April 7, 2014 or (y) if earlier, on or prior to the sixth (6th) business day after January 9, 2014, subject to extension as set forth in the Investment Agreement;

•	by the Investor if there shall have occurred certain breaches or defaults under the other Investment Agreement by any party thereto, on the basis of which any party thereto has terminated or refused to close the transactions under the other Investment Agreement;

•	by either party, if any legal impediment arises that prohibits the implementation of the Rights Offering, the issuance and sale of the shares pursuant to the Investor’s basic subscription right and the Investor’s over-subscription privilege under the Investment Agreement or the consummation of the other transactions contemplated by certain agreements, documents, and instruments relating to the Rights Offering, and such legal impediment has become final, binding and non-appealable;

•	by either party, if there is a breach by the Investor (in the case of termination by us) or by us (in case of termination by the Investor) of any covenant or representation or warranty that would cause the failure of the satisfaction of a closing condition and is not cured within ten (10) calendar days following delivery of written notice thereof or (ii) is not capable of cure on or prior to March 31, 2014;

•	by either party upon the occurrence of any event that results in a failure to satisfy any of such party’s closing conditions, which failure (i) is not cured within ten (10) calendar days following delivery of written notice thereof or (ii) is not capable of cure on or prior to March 31, 2014;

•	or by either party if (i) the SEC shall have entered a stop order with respect to the registration statement of which this prospectus forms a part or (ii) there shall have occurred a suspension of trading in shares of the Company’s common stock on the NYSE, subject to certain exceptions.

Fees. The Company will not pay WL Ross or Hamblin Watsa a fee nor reimburse their expenses in connection with the Rights Offering.

Indemnification. The Company has agreed to indemnify each Investor, its respective affiliates and their respective officers, directors, members, partners, employees, agents, and controlling persons from and against any and all losses arising out of or related to circumstances existing on or prior to the closing date of the applicable Investment Agreement to which an indemnified party becomes subject arising out of or in connection with a claim with respect to the Rights Offering or the transactions contemplated by the applicable Investment Agreement and to reimburse the indemnified party for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing (other than with respect to losses due to statements or omissions made in reliance on information furnished to us in writing by the applicable Investor for use herein and losses attributable to the gross negligence, bad faith or willful misconduct of the indemnified party or to any breach by the indemnified party of the applicable Investment Agreement).

The foregoing description of the Investment Agreements does not purport to be complete and is qualified in its entirety by reference to the Investment Agreements, which are filed herewith as Exhibits 10.1 and 10.2 and incorporated by reference herein.

The Registration Rights Agreement

At the closing of the transactions contemplated by the Investment Agreements, the Investors will execute a joinder agreement to the First Amended and Restated Registration Rights Agreement, dated December 30, 2005, by and among EXCO Holdings Inc. (our predecessor by merger) and the Initial Holders (as defined therein) (the “Registration Rights Agreement”), whereby shares owned by the Investors including, without limitation, those acquired by the Investors pursuant to their respective Investment Agreements, will become subject to the Registration Rights Agreement.

On December 17, 2013, the Company issued a press release announcing the commencement of the Rights Offering and execution of the Investment Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 17, 2013 the Company issued a press release, a copy of which is furnished as Exhibit 99.2.

In accordance with General Instruction B.2 to Form 8-K, information contained in Exhibit 99.2 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall expressly be set forth by specific reference to this Form 8-K in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Investment Agreement, dated December 17, 2013, by and among WLR Recovery Fund IV XCO AIV I, L.P., WLR Recovery Fund IV XCO AIV II, L.P., WLR Recovery Fund IV XCO AIV III, L.P., WLR Select Co-Investment XCO AIV, L.P., WLR/GS Master Co-Investment XCO AIV, L.P., WLR IV Parallel ESC, L.P. and EXCO Resources, Inc., filed as Exhibit 4.13 to the Company’s Registration Statement on Form S-3, filed on December 17, 2013 and incorporated by reference herein.

10.2	Investment Agreement, dated December 17, 2013, by and between Hamblin Watsa Investment Counsel Ltd., as representative of several investors, and EXCO Resources, Inc., filed as Exhibit 4.14 to the Company’s Registration Statement on Form S-3, filed on December 17, 2013 and incorporated by reference herein.

99.1	Press release, dated December 17, 2013, issued by EXCO Resources, Inc.

99.2	Press release, dated December 17, 2013, issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: December 17, 2013	By:	/s/ Mark F. Mulhern
Name: Mark F. Mulhern
Title: Executive Vice President, Chief Financial Officer and Interim Chief
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Investment Agreement, dated December 17, 2013, by and among WLR Recovery Fund IV XCO AIV I, L.P., WLR Recovery Fund IV XCO AIV II, L.P., WLR Recovery Fund IV XCO AIV III, L.P., WLR Select Co-Investment XCO AIV, L.P., WLR/GS Master Co-Investment XCO AIV, L.P., WLR IV Parallel ESC, L.P. and EXCO Resources, Inc., filed as Exhibit 4.13 to the Company’s Registration Statement on Form S-3, filed on December 17, 2013 and incorporated by reference herein.

10.2	Investment Agreement, dated December 17, 2013, by and between Hamblin Watsa Investment Counsel Ltd., as representative of several investors, and EXCO Resources, Inc., filed as Exhibit 4.14 to the Company’s Registration Statement on Form S-3, filed on December 17, 2013 and incorporated by reference herein.

99.1	Press release, dated December 17, 2013, issued by EXCO Resources, Inc.

99.2	Press release, dated December 17, 2013, issued by EXCO Resources, Inc.